Exhibit 99.1
Cognizant Reports Third Quarter 2024 Results

•Revenue of $5.0 billion, increased 3.0% year-over-year or 2.7% in constant currency1, the high end of our guidance ranges
•Operating margin of 14.6%, sequentially flat and increased 60 basis points year-over-year; year-to-date operating margin of 14.6%, increased 110 basis points year-over-year
•Adjusted Operating Margin1 of 15.3%, increased 10 basis points sequentially and decreased 20 basis points year-over-year; year-to-date Adjusted Operating Margin of 15.2%, increased 40 basis points year-over-year
•Trailing 12-month bookings of $26.2 billion; book-to-bill of 1.3x
•Strong growth in Health Sciences, up 7.8% year-over-year or 7.6% in constant currency, and return to growth in Financial Services, up 0.7% year-over-year, or 0.5% in constant currency
•Full-year 2024 revenue guidance narrowed to growth of 1.4% to 1.9% in constant currency, unchanged at the midpoint
•Full-year 2024 Adjusted Operating Margin guidance of approximately 15.1%, flat year-over-year

TEANECK, N.J., October 30, 2024 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its third quarter 2024 financial results.

"Revenue growth in the third quarter was at the high end of our guidance range, driven by another quarter of strong performance in our largest segments, Health Sciences and Financial Services,” said Ravi Kumar S, Chief Executive Officer. “Investments in AI-driven platforms, like our Neuro suite and Flowsource, are resonating with our clients and supporting our large deals success. In the third quarter, we signed six deals with total contract value of more than $100 million each, bringing our year-to-date count to nineteen, which is more than we signed in the full-year 2023. In August, we officially welcomed Belcan to the Cognizant family, and we are excited about the opportunities to jointly expand our presence in the growing ER&D market."

$ in billions, except per share data	Q3 2024	Q3 2023
Revenue	$5.04	$4.90
Y/Y Change	3.0%	0.8%
Y/Y Change CC1	2.7%	(0.2%)
GAAP Operating Margin	14.6%	14.0%
Adjusted Operating Margin[1]	15.3%	15.5%
GAAP Diluted EPS	$1.17	$1.04
Adjusted Diluted EPS[1]	$1.25	$1.16
Our recently completed acquisitions contributed approximately 200 basis points to the Y/Y change in revenue.
1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") are not measures of financial performance prepared in accordance with GAAP. A full reconciliation of Adjusted Operating Margin guidance to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and, as applicable, reconciliations to the most directly comparable GAAP financial measures.

"In the third quarter, we delivered organic revenue growth both sequentially and year-over-year while also achieving sequential gross margin expansion, driven by better utilization and AI-led productivity, and Adjusted EPS growth of more than 7% year-over-year," said Jatin Dalal, Chief Financial Officer. "Our focus on operating cost discipline and savings generated through our strong execution under the NextGen program have allowed us to expand year-to-date Adjusted Operating Margin by approximately 40 basis points. As we look ahead, our fourth quarter year-over-year organic revenue growth is expected to be stronger than it was in the prior year period, and our large deal momentum provides us a strong foundation to build upon in 2025."

Bookings
Bookings in the third quarter were flat year-over-year. On a trailing-twelve-month basis, bookings declined 2% year-over-year to $26.2 billion, which represented a book-to-bill of approximately 1.3x. During the quarter, we signed six deals each with total contract value of $100 million or greater.
Employee Metrics
Voluntary attrition - Tech Services on a trailing-twelve months basis was 14.6% as compared to 16.2% for the period ended September 30, 2023. Total headcount at the end of the third quarter was 340,100 including Belcan, an increase of 3,800 from Q2 2024 and a decrease of 6,500 from Q3 2023.
Return of Capital to Shareholders
The Company repurchased 3.1 million shares for $228 million during the third quarter under its share repurchase program. As of September 30, 2024, there was $1.4 billion remaining under the share repurchase authorization. In October 2024, the Company declared a quarterly cash dividend of $0.30 per share for shareholders of record on November 19, 2024. This dividend will be payable on November 27, 2024.

Fourth Quarter and Full-Year 2024 Guidance2
(all growth rates year-over-year)
•Fourth quarter revenue is expected to be $5.0 - $5.1 billion, growth of 5.1% to 7.1%, or an increase of 4.8% to 6.8% in constant currency.
•Full-year 2024 revenue is expected to be $19.7 - $19.8 billion, growth of 1.6% to 2.1% or an increase of 1.4% to 1.9% in constant currency basis. This assumes approximately 200 basis points of inorganic contribution.
•Full-year 2024 Adjusted Operating Margin3 is expected to be approximately 15.1%, flat year-over-year.
•Full-year 2024 Adjusted Diluted EPS3 is expected to be in the range of $4.63 to $4.67.

2 Guidance as of October 30, 2024
3 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation at the end of this release.

Select Company, Client and Partnership Announcements
The portfolio of capabilities Cognizant is building to harness and advance an AI-led future, combined with deep domain expertise and growing operational discipline, continues to resonate in the marketplace. Cognizant’s progress has been accelerated through the following strategic acquisitions, platform enhancements, partnerships, and client wins:
Strategic Acquisitions
•The Company completed the acquisition of Belcan for approximately $1.3 billion in cash and stock during the third quarter. Belcan is a leading global supplier of Engineering Research & Development (ER&D) services for the commercial aerospace, defense, space, marine and industrial verticals. This strategic acquisition strengthens Cognizant's engineering capabilities, builds on its leadership in the Internet of Things (IoT) and Digital Engineering practice areas, and increases its presence in the aerospace and defense (A&D) services market.
Platform Enhancements
•Announced the debut of Cognizant Neuro® Cybersecurity, a new addition to Cognizant's Neuro suite of platforms, designed to amplify cybersecurity resilience by integrating and orchestrating point cybersecurity solutions across the enterprise. Cognizant Neuro Cybersecurity provides an AI-enabled, user-friendly interface designed to enhance real-time decision-making to preserve security and protect enterprise networks and data.
•Announced Multi-Agent Orchestration for Cognizant's Neuro® AI Platform, aimed at enabling enterprises to rapidly discover, prototype, and develop AI use cases that can improve decision-making, leading to better company performance and new revenue opportunities. The enhanced Cognizant Neuro® AI platform is backed by multiple patents and can be leveraged for almost any industry or business challenge involving data analysis, from inventory management and dynamic pricing to fraud reduction and efficient staff allocation.
Partnerships
•Announced new collaboration with NVIDIA to bring enhanced capabilities to our data modernization offering. We plan to leverage the Cognizant Data and Intelligence Toolkit to offer services on the NVIDIA RAPIDS library of frameworks and APIs. These services aim to help clients drive efficiency in cloud infrastructure operations and enable AI readiness.
•Expanded our strategic partnership with ServiceNow to be the first partner to bring its new Workflow Data Fabric to market. Workflow Data Fabric is an enhanced integrated data layer that unifies business and technology data across the enterprise, powering all workflows and AI agents with real-time, secure access to data from any source.
•Signed a strategic collaboration agreement with Amazon Web Services (AWS), with plans to deliver advanced technology solutions and cloud computing services, focused on enhancing smart manufacturing capabilities for global enterprises across industries. This latest expansion of Cognizant's collaboration with AWS is designed to meet the growing market demand for IoT, data, artificial intelligence (AI) and cloud adoption in Industry 4.0 applications, such as digital twins, simulations, manufacturing execution systems, edge computing, and operational technology (OT) cybersecurity solutions.

•Partnered with Palo Alto Networks to deliver AI-driven cybersecurity capabilities and services for enterprises across industries. The agreement enables Cognizant to deepen its expertise and broaden its services across Palo Alto Networks Precision AI-powered Network Security Platform, Code-to-Cloud Platform and Security Operations Platform. Together, Cognizant and Palo Alto Networks aim to deliver solutions to help clients consolidate security products across functions with the goal of reducing complexity, and improve overall levels of security through platformization.
Client Wins
•Selected by mecwacare, an aged care and community services provider, as its strategic delivery partner to launch an innovative digital transformation program. This digital transformation aims to modernize mecwacare's existing enterprise applications and fragmented IT systems by optimizing service delivery and enabling a future powered by deep data, analytics and AI.
•Selected by England and Wales Cricket Board (ECB) as its Official Digital Technology Transformation Partner to reimagine the recreational cricket experience through technology. Cognizant will be the key strategic partner for the ECB's recreational game systems program – aiming to develop integrated and user-friendly digital products that simplify numerous administrative tasks involved in running recreational cricket, and providing a streamlined and inclusive digital experience that facilitates a more meaningful engagement for all participants with the game.
•Announced a five-year strategic relationship with du, the leading telecom and digital services provider in the United Arab Emirates, aimed at accelerating du's digital transformation. The collaboration is focused on enhancing du's internal capabilities to help the company remain at the forefront of the rapidly evolving telecommunications landscape. The collaboration will integrate Cognizant's advanced solutions to enhance du's service quality and customer satisfaction
•Announced a deal with KOMBIT, a municipally owned IT company responsible for strategically operating critical IT solutions for 98 Danish municipalities, to transform public service application testing in Denmark. The agreement aims to enhance quality assurance operational efficiency and improve user experience across 26 public service apps for Danish municipal IT solutions.
•Selected by Alnylam Pharmaceuticals, a leading biopharmaceutical company and the pioneer in RNA interference (RNAi) therapeutics, as the technology services partner responsible for managing Alnylam’s global infrastructure and operations, cloud, security, platforms and advanced data and analytics. This agreement aims to scale Alnylam's IT operations and accelerate its capabilities in delivering transformative medicines.
•Selected by FCCI Insurance Group, a provider of commercial property and casualty insurance, risk control services, and surety bonds, to collaborate with FCCI to implement a state-of-the-art policy administration system that enhances FCCI's existing admitted commercial property and casualty offerings with (Excess & Surplus) E&S capability. The engagement leveraged Cognizant’s expertise in the insurance sector and Duck Creek Technologies’ Policy Active Delivery platform.

Select Analyst Ratings, Company Recognition and Announcements
•Recognized once again by Forbes as one of the World’s Best Employers. This award is presented in collaboration with Statista, the world-leading statistics portal and industry ranking provider. The World’s Best Employers 2024 were selected through an independent survey encompassing a vast sample of more than 300,000 participants across 50 different countries.

•Named to Fortune's 2024 Change the World list, ranked seventh among 52 companies across a variety of industries and categories. This recognition celebrates the innovation and societal impact of Cognizant's Synapse initiative to advance technology job training for 1 million people worldwide by 2026.
•Named one of America's Greenest Companies by Newsweek magazine and has been recognized among the Top 300 companies in the U.S., based on environmental sustainability. Cognizant was also recognized recently with multiple awards for its sustainability efforts including a 2024 International Green Apple Environment Award in the Environmental Improvement category and two National Awards for Excellence in CSR & Sustainability for Best Environment Friendly Project and Best Environmental Responsibility Initiatives.
•Ranked tenth on Newsweek's list of America's Most Reliable Companies 2025. The list is presented in collaboration with Statista, and companies were identified through an independent survey of more than 1,700 decision-makers who do business with B2B companies across the nation.
•Cognizant Foundation India celebrates 20 years of community impact. Since its inception, Cognizant Foundation India has partnered with over 300 non-profit organizations across the subcontinent and successfully implemented more than 600 projects, which have positively impacted economically and socially disadvantaged people across India. Most recently in 2023-24, Cognizant Foundation India supported 101 projects with 40 not-for-profit organizations reaching people across India.
•Recognized as a Leader by Everest Group® in:
◦Low Code Application Development Services - Microsoft Power Apps Services PEAK Matrix® Assessment, 2024
◦Salesforce Services PEAK Matrix® Assessment, 2024
◦Life & Annuity (L&A) Insurance IT Services PEAK Matrix® Assessment, 2024
◦Retail and CPG Data, Analytics, and AI Services PEAK Matrix® Assessment, 2024
◦Digital Workplace Services PEAK Matrix® Assessment 2024 – North America & Mid-Market Enterprises
◦Healthcare Payer Business Process as a Service (BPaaS) - Solutions PEAK Matrix® Assessment, 2024
•Market Leader in HFS Horizon 3:
◦IOT Services, 2024
◦AADA Quadfecta Services for the Generative Enterprise™, 2024
•Leadership in ISG Provider Lens™:
◦Multi Public Cloud Services, 2024
◦Future of Work (Workplace) - Services, 2024
◦AWS Ecosystem, 2024
◦Workday Ecosystem, 2024
◦Retail and CPG Services, 2024
◦Next Gen ADM Services 2024, APAC, U.S, Europe

•Cognizant positioned as a leader in Avasant's:
◦Digital Workplace Services, 2024
◦Salesforce Services, 2024
◦Generative AI Services, 2024
◦Data Management and Advanced Analytics Services, 2024
◦Mortgage Business Process Transformation, 2024
◦Financial Services Digital Services, 2024
◦Revenue Cycle Management Business Process Transformation, 2024
•Recognized as a Global Leader in Constellation’s 2024 ShortList Reports:
◦Customer Experience Operations Services
◦AI-Driven Cognitive Applications
◦Custom Software Development Services
◦AI Services
◦Public Cloud Transformation Services
◦Digital Transformation Services

Conference Call
Cognizant will host a conference call on October 30, 2024, at 5:00 p.m. (Eastern) to discuss the Company’s third quarter 2024 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call. For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13747233 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Tuesday, November 13, 2024. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, investment in and growth of our business, the pace and magnitude of change and client needs related to generative AI, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, our ability to successfully implement our NextGen program and the amount of costs, timing of incurring costs and ultimate benefits of such plans, our ability to successfully use AI-based technologies, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration and taxes, matters related to the acquisition of Belcan, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures and Performance Metrics

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures Adjusted Operating Margin and Adjusted Income from Operations excludes unusual items, such as NextGen charges. Our non-GAAP financial measure Adjusted Diluted EPS excludes unusual items, such as NextGen charges, net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item excluded from Adjusted Diluted EPS is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.
Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Performance Metrics
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$5,044	$4,897	$14,654	$14,595
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,311	3,209	9,661	9,583
Selling, general and administrative expenses	833	801	2,379	2,466
Restructuring charges	33	72	85	189
Depreciation and amortization expense	129	129	388	392
Income from operations	738	686	2,141	1,965
Other income (expense), net:
Interest income	31	32	91	92
Interest expense	(14)	(11)	(35)	(30)
Foreign currency exchange gains (losses), net	(8)	—	(1)	3
Other, net	1	6	2	8
Total other income (expense), net	10	27	57	73
Income before provision for income taxes	748	713	2,198	2,038
Provision for income taxes	(170)	(191)	(514)	(473)
Income (loss) from equity method investment	4	3	10	3
Net income	$582	$525	$1,694	$1,568
Basic earnings per share	$1.17	$1.04	$3.41	$3.10
Diluted earnings per share	$1.17	$1.04	$3.41	$3.09
Weighted average number of common shares outstanding - Basic	496	504	497	506
Dilutive effect of shares issuable under stock-based compensation plans	—	1	—	1
Weighted average number of common shares outstanding - Diluted	496	505	497	507

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,013	$2,621
Short-term investments	12	14
Trade accounts receivable, net	4,206	3,849
Other current assets	1,317	1,022
Total current assets	7,548	7,506
Property and equipment, net	1,001	1,048
Operating lease assets, net	587	611
Goodwill	7,132	6,085
Intangible assets, net	1,681	1,149
Deferred income tax assets, net	1,091	993
Long-term investments	90	435
Other noncurrent assets	1,034	656
Total assets	$20,164	$18,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$304	$337
Deferred revenue	355	385
Short-term debt	33	33
Operating lease liabilities	192	153
Accrued expenses and other current liabilities	2,504	2,425
Total current liabilities	3,388	3,333
Deferred revenue, noncurrent	28	42
Operating lease liabilities, noncurrent	455	523
Deferred income tax liabilities, net	218	226
Long-term debt	1,183	606
Long-term income taxes payable	—	157
Other noncurrent liabilities	440	369
Total liabilities	5,712	5,256
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 496 and 498 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	58	15
Retained earnings	14,347	13,301
Accumulated other comprehensive income (loss)	42	(94)
Total stockholders’ equity	14,452	13,227
Total liabilities and stockholders’ equity	$20,164	$18,483

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,		Guidance
	2024	2023	2024	2023	Full Year 2024 (1)
GAAP income from operations	$738	$686	$2,141	$1,965
NextGen charges(a)	33	72	85	189
Adjusted Income From Operations	$771	$758	$2,226	$2,154

GAAP operating margin	14.6%	14.0%	14.6%	13.5%
NextGen charges	0.7	1.5	0.6	1.3	~ 0.5%
Adjusted Operating Margin	15.3%	15.5%	15.2%	14.8%	15.1%

GAAP diluted earnings per share	$1.17	$1.04	$3.41	$3.09
Effect of NextGen charges, pre-tax	0.07	0.14	0.17	0.37	~ $0.21
Non-operating foreign currency exchange (gains) losses, pre-tax(b)	0.02	—	—	(0.01)	(b)
Tax effect of above adjustments(c)	(0.01)	(0.02)	(0.03)	(0.08)	(a) (b)
Adjusted Diluted Earnings Per Share	$1.25	$1.16	$3.55	$3.37	$4.63 - $4.67
(1) A full reconciliation of Adjusted Operating Margin and Adjusted Diluted Earnings Per Share guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items, net non-operating foreign currency exchange gains or losses and the tax effects of these adjustments, and such adjustments may be significant.
Notes:
(a)NextGen charges include:

	Three Months Ended September 30,		Nine months ended September 30,
(in millions)	2024	2023	2024	2023
Employee separation costs	$29	$15	$55	$93
Facility exit costs	4	55	29	92
Third party and other costs	—	2	1	4
Total NextGen charges	$33	$72	$85	$189
The costs related to the NextGen program are reported in "Restructuring charges" in our unaudited consolidated statements of operations. We expect to incur approximately $105 million of costs in 2024 in connection with the NextGen program. Our guidance anticipates pre-tax charges of approximately $0.21 per diluted share for the full year 2024. The tax effect of these charges is expected to be approximately $0.05 per diluted share for the full year 2024.
(b)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.
(c)Presented below are the tax impacts of our non-GAAP adjustment to pre-tax income for the:

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP income tax benefit (expense) related to:
NextGen charges	$8	$18	$21	$49
Foreign currency exchange gains and losses	(3)	(7)	(3)	(2)
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.

Reconciliations of Net Cash
(Unaudited)

(in millions)	September 30, 2024	December 31, 2023
Cash and unrestricted cash equivalents	$2,013	$2,621
Short-term investments	12	14
Less:
Short-term debt	33	33
Long-term debt	1,183	606
Net cash	$809	$1,996

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended September 30, 2024
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$1,486	29.5%	0.7%	0.5%
Health Sciences	1,514	30.0%	7.8%	7.6%
Products and Resources (b)	1,228	24.3%	5.0%	4.6%
Communications, Media and Technology	816	16.2%	(3.7)%	(4.1)%
Total Revenues (b)	$5,044		3.0%	2.7%
Revenues by Geography:
North America (b)	$3,735	74.0%	3.8%	3.8%
United Kingdom	482	9.6%	(0.8)%	(2.9)%
Continental Europe	485	9.6%	0.2%	(0.8)%
Europe - Total	967	19.2%	(0.3)%	(1.9)%
Rest of World	342	6.8%	4.3%	4.2%
Total Revenues (b)	$5,044		3.0%	2.7%

	Nine Months Ended September 30, 2024
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$4,318	29.5%	(2.2)%	(2.3)%
Health Sciences	4,391	30.0%	2.6%	2.6%
Products and Resources (c)	3,487	23.8%	0.6%	0.5%
Communications, Media and Technology	2,458	16.7%	0.8%	0.6%
Total Revenues (c)	$14,654		0.4%	0.3%
Revenues by Geography:
North America (c)	$10,876	74.3%	1.3%	1.4%
United Kingdom	1,382	9.4%	(3.8)%	(5.7)%
Continental Europe	1,438	9.8%	(0.1)%	(0.7)%
Europe - Total	2,820	19.2%	(1.9)%	(3.2)%
Rest of World	958	6.5%	(2.8)%	(1.2)%
Total Revenues (c)	$14,654		0.4%	0.3%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.
(b)For the three months ended September 30, 2024, recently completed acquisitions contributed approximately 200 basis points to overall revenue growth, including approximately 750 basis points of growth to our Products and Resources segment, primarily in North America.
(c)For the nine months ended September 30, 2024, recently completed acquisitions contributed approximately 100 basis points to overall revenue, including approximately 300 basis points of growth to our Products and Resources segment, primarily in North America.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$582	$525	$1,694	$1,568
Adjustments for non-cash income and expenses	92	47	354	322
Changes in assets and liabilities	173	256	(844)	(297)
Net cash provided by operating activities	847	828	1,204	1,593
Cash flows from investing activities:
Purchases of property and equipment	(56)	(73)	(214)	(239)
Net (purchases) maturities of investments	—	(126)	262	149
Payments for business combinations, net of cash acquired	(1,194)	—	(1,615)	(409)
Net cash (used in) investing activities	(1,250)	(199)	(1,567)	(499)
Cash flows from financing activities:
Issuance of common stock under stock-based compensation plans	14	16	49	57
Repurchases of common stock	(242)	(315)	(451)	(751)
Net change in term loan borrowings and earnout and finance lease obligations	(11)	(4)	(61)	(15)
Proceeds from borrowing under the revolving credit facility	600	—	600	—
Dividends paid	(149)	(147)	(450)	(445)
Net cash provided by (used in) financing activities	212	(450)	(313)	(1,154)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	11	(30)	(28)	(30)
(Decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(180)	149	(704)	(90)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	2,193	2,055	2,717	2,294
Cash and cash equivalents, end of period	$2,013	$2,204	$2,013	$2,204

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended September 30,
Stock Repurchases under Board of Directors' authorized stock repurchase program:	2024	2023
Number of shares repurchased	3.1	4.3

Remaining authorized balance as of September 30, 2024	$1,377

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$847	$828	$1,204	$1,593
Purchases of property and equipment	(56)	(73)	(214)	(239)
Free cash flow	$791	$755	$990	$1,354